UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File number)	Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices) (Zip Code)

(978) 663-3660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2025, Thomas Bures was appointed to serve as the Chief Accounting Officer of Bruker Corporation (the “Company”), effective immediately.

In connection with his appointment as Chief Accounting Officer, Mr. Bures and the Company entered into an Offer Letter (the “Offer Letter”) providing for an annual base salary of $415,000.04 and eligibility for an incentive bonus of 45% of base salary. In addition, Mr. Bures is entitled to receive, effective on or about February 15, 2025, a grant of 2,972 Restricted Stock Units (“RSUs”) under the Company’s 2016 Incentive Compensation Plan which will vest ratably 25% per year over four years, beginning on the first anniversary of the grant date (the “RSU Grant”). The RSU Grant will be made pursuant to the Company’s Form of Restricted Stock Unit Agreement, as filed as Exhibit 10.8 to the Company’s Form 10-K for the year ended December 31, 2023.

Mr. Bures, age 50, has more than 20 years of finance experience and has spent the last several years managing finance organizations within the healthcare and life sciences industry. Mr. Bures was most recently the Senior Vice President and Chief Financial Officer of Pieris Pharmaceuticals (formerly listed on Nasdaq: PIRS) from October 2021 to December 2024 and before that, he served in the role of Vice President, Finance since December 2017. Prior to that position, he served as the Vice President and Corporate Controller of Genocea Biosciences Inc. (formerly listed on Nasdaq: GNCA) since 2015 and was responsible for the financial reporting, accounting, tax, treasury and insurance functions. Before joining Genocea, Mr. Bures worked for five years at PAREXEL International Corporation (formerly listed on Nasdaq: PRXL), most recently as the Vice President and Assistant Controller. He was responsible for financial reporting, internal controls, and GAAP and statutory accounting for all legal entities. He started his career in Ernst and Young’s audit practice in 1996 and served multinational clients in the retail, manufacturing and banking industries. Mr. Bures received his B.A. in Accounting and Finance from the College of the Holy Cross.

There are no other arrangements or understandings between Mr. Bures and any other persons pursuant to which he was selected as the Company’s Chief Accounting Officer. Mr. Bures does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Bures nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: January 16, 2025	By:	/s/ J. BRENT ALLDREDGE
J. Brent Alldredge
Senior Vice President and General Counsel